UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Lake Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code_____(847) 382-1000_____________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2013, by action of Registrant’s Board of Directors, the following change was made with respect to the executive officers of Registrant:

Timothy S. Patterson, age 52, was appointed to the office of Chief Financial Officer. Mr. Patterson previously held the position of Senior Vice President – Finance and Administration and will retain that title. Mr. Patterson has been employed by Registrant since September 2003. Prior to his employment with the Registrant, Mr. Patterson was Manager of Controllers for the Thermoforming Group at Solo Cup Company for two years. Prior to that, Mr. Patterson was Manager of Corporate Accounting for Transilwrap Company for three years. Mr. Patterson received a Bachelor of Science degree in finance from Northern Illinois University and an MBA from the University of Illinois at Chicago.

Mr. Patterson does not have an employment agreement with Registrant. He receives base compensation at the annual rate of $140,000 annually and also participates in Registrant’s Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation.
(Registrant)

Date: October 30, 2013	By:	/s/ Stephen M. Merrick
Stephen M. Merrick, President

2